ACQUISITIONS
After the close of business on April 19, 2013, International Growth Portfolio acquired the net assets of Wells Fargo Advantage International Index Portfolio. The purpose of the transaction was to combine two funds with similarinvestment objectives and strategies. The investment portfolio of Wells Fargo Advantage International Index Portfolio with a fair value of $22,535,457, identified cost of $21,854,655, and unrealized gains of $680,802 at April 19, 2013 were the principal assets acquired by International Growth Portfolio.
For financial reporting purposes, assets received by International Growth Portfolio was recorded at fair value; however, the cost basis of the investments received from Wells Fargo Advantage International Index Portfolio was carried forward to align ongoing reporting of International Growth Portfolios realized and unrealized gains and losses with amounts distributable to shareholders for tax purposes. Assuming the acquisition had been completed June 1, 2012, the beginning of the annual reporting period for International Growth Portfolio, the pro forma results of operations for the year ended
May 31, 2013 would have been:
Net investment income $ 2,276,123
Net realized and unrealized gains on investments $31,301,977
Net increase in net assets resulting from operations $33,578,100 Because the combined investment portfolios have been managed as a single integrated portfolio since the acquisition was completed, it is not practicable to separate the amounts of revenue and earnings of Wells Fargo Advantage International Index Portfolio that have been included in International Growth Portfolios Statement of Operations since April 22, 2013.

After the close of business on April 19, 2013, International
Value Portfolio acquired the net assets of Wells Fargo Advantage International Equity Portfolio. The purpose of the transaction was to combine two funds with similar investment objectives and strategies. The investment portfolio of Wells Fargo Advantage International Equity Portfolio with a fair value of $22,369,294, identified cost of $22,824,592, and unrealized losses of $455,298 at April 19, 2013 were the principal assets acquired by International Value Portfolio. For financial reporting purposes, assets received, by International Value Portfolio were recorded at fair value; however the cost basis of the investments received from Wells Fargo
Advantage International Equity Portfolio was carried forward to align ongoing reporting of International Value Portfolios realized and unrealized gains and losses with amounts distributable to shareholders for tax purposes. Assuming the acquisition had been completed June 1, 2012, the beginning of the annual reporting period for International Value Portfolio, the pro forma results of operations for the year ended May 31, 2013 would have been:
Net investment income $21,429,816
Net realized and unrealized gains on investments $71,515,531
Net increase in net assets resulting from operations $92,945,347 Because the combined investment portfolios have been managed as a single integrated portfolio since the acquisition was completed, it is not practicable to separate the amounts of revenue and earnings of Wells Fargo Advantage International Equity Portfolio that have been included in International Value Portfolios
Statement of Operations since April 22, 2013.

After the close of business on April 19, 2013, Large Company Value Portfolio acquired the net assets of Wells Fargo Advantage. Equity Value Portfolio. The purpose of the transaction was to combine two funds with similar investment objectives and strategies. The investment portfolio of Wells Fargo Advantage Equity Value Portfolio with a fair value of $49,782,607, identified cost of $48,925,675, and unrealized gains of $856,932 at April 19, 2013 were the principal assets acquired by Large Company Value Portfolio. For financial reporting purposes, assets received by Large Company Value Portfolio were recorded at fair value; however, the cost basis of the investments received from Wells Fargo Advantage Equity Value Portfolio was carried forward to align on going reporting of Large Company Value Portfolios realized and unrealized gains and losses with amounts distributable to shareholders for tax purposes. Assuming the acquisition had been completed June 1, 2012, the beginning of the annual reporting period for Large Company Value Portfolio, the pro forma results of operations for the year ended
May 31, 2013 would have been:
Net investment loss $ (3,466,147)
Net realized and unrealized gains on investments $21,684,877
Net increase in net assets resulting from operations $18,218,730 Because the combined investment portfolios have been managed as a single integrated portfolio since the acquisition was completed, it is not practicable to separate the amounts of revenue and earnings of Wells Fargo Advantage Equity
Value Portfolio that have been included in Large Company Value Portfolios Statement of Operations since April 22, 2013.

After the close of business on April 19, 2013, Small Company Value Portfolio acquired the net assets of Wells Fargo
Advantage Small Cap Value Portfolio. The purpose of the transactions was to combine two funds with similar investment objectives and strategies. The investment portfolio of Wells Fargo Advantage Small Cap Value Portfolio with fair value of $14,404,707, identified cost of $14,875,954, and unrealized losses of $471,247 at April 19, 2013, were the principal assets acquired by Small Company Value Portfolio. For financial reporting purposes, assets received by Small Company Value Portfolio were recorded at fair value; however, the cost basis of the investments received from Wells Fargo Advantage Small
Cap Value Portfolio was carried forward to align ongoing reporting of Small Company Value Portfolios realized and unrealized gains and losses with amounts distributable to shareholders for tax purposes. Assuming the acquisitions had been completed June 1, 2012, the beginning of the annual reporting period for Small Company Value Portfolio, the pro forma results of operations for the year ended
May 31, 2013 would have been:
Net investment income $ 1,370,856
Net realized and unrealized gains on investments $53,680,718
Net increase in net assets resulting from operations $55,051,574 Because the combined investment portfolios have been managed as a single integrated portfolio since the acquisition was completed, it is not practicable to separate the amounts of revenue and earnings of Wells Fargo Advantage Small Cap Value Portfolio that have been included in Small Company Value Portfolios Statement of Operations since April 22, 2013.